Exhibit 10.2

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Francis P. Barton (“Employee”) and UTStarcom, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company pursuant to the terms and conditions set forth in his offer letter signed July 25, 2005 (the “Offer Letter”); and

WHEREAS, Employee signed an Employment, Confidential Information and Invention Assignment Agreement with the Company on August 17, 2005 (the “Confidentiality Agreement”);

WHEREAS, Employee entered into the UTStarcom, Inc. Indemnification Agreement with the Company on September 6, 2005 (the “Indemnity Agreement”);

WHEREAS, Employee entered into the UTStarcom, Inc. Retention Agreement with the Company on November 30, 2007 (the “Retention Agreement”) granting Employee that certain retention incentive represented by some of the Equity Awards (as defined below), which vested as to 25% of the award on November 30, 2007 and is scheduled to vest as to 25% of the award annually on each November 30 thereafter, subject to the terms and conditions of the Retention Agreement (the “Retention Incentive”);

WHEREAS, Employee entered into the UTStarcom, Inc. Amended and Restated Change of Control/Involuntary Termination Severance Agreement with the Company on January 30, 2008 (the “Severance Agreement”);

WHEREAS, the Company has granted Employee the equity awards set forth in Schedule A (the “Equity Awards”) to this Agreement pursuant to either the Company’s 1997 Stock Plan or 2006 Equity Incentive Plan (collectively, the “Plans”) and memorialized in agreements between the Company and Employee (the “Equity Award Agreements”). ;

WHEREAS, Employee is resigning from (1) his seat on the Company’s Board of Directors, and (2) his employment as Executive Vice President and Chief Financial Officer with the Company with both resignations effective August 31, 2008 (the “Resignation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.                                       Consideration.

a.                                       Resignation. Employee hereby tenders notice to the Company of his voluntary resignation from employment with the Company, and from any and all of the Company’s subsidiaries or affiliates, and from his seat on the Company’s Board of Directors, and from any and all Boards of Directors of the Company’s subsidiaries or affiliates, effective August 31, 2008.

b.                                      Payment. The Company agrees to pay Employee the lump sum of three hundred eighty thousand dollars ($380,000), less applicable withholding. This payment will be made to Employee within ten (10) business days after the Effective Date of this Agreement.

c.                                       Retention Incentive. As further consideration for this Agreement, the Retention Incentive will, on the Resignation Date, vest as to the portion of the award that would have otherwise vested on November 30, 2008 had Employee remained employed by the Company through that date. Accordingly, the Company will deliver to Employee eight hundred seventy-six thousand eight hundred forty-four (876,844) shares of unrestricted common stock in the Company. After taking into account the acceleration of vesting of the Retention Incentive, the Parties agree that the Equity Awards have vested as set forth on Schedule A and Employee acknowledges that he will have vested in no more and this represents all of the equity to which he is entitled to purchase and/or receive from the Company. The vested Equity Awards and any shares of Common Stock Employee may acquire pursuant thereto shall continue to be governed by the terms and conditions of the Plans and Equity Award Agreements.

d.                                      Extension. As part of the consideration for this Agreement, any of Employee’s options to purchase shares of Company common stock as set forth in Schedule A (the “Options”) will, to the extent vested as of the Resignation Date, remain exercisable until August 30, 2009, or earlier as set forth in Section 12(c) of the 1997 Stock Plan and Section 14(c) of the Equity Incentive Plan. Employee acknowledges and agrees that these amendments may disqualify any Options that currently qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and result in any such Options becoming nonstatutory stock options. Employee further understands that in any event an incentive stock option converts into a nonstatutory stock option three months and one day after the Resignation Date.

2.                                       Accrued Wages and Vacation; Expenses. The Company will pay Employee all of Employee’s accrued and unused vacation through the Resignation Date. Following the timely submission of proper expense reports by Employee, the Company shall reimburse Employee for all documented expenses reasonably and necessarily incurred by Employee in connection with the business of the Company prior to the Resignation Date. These payments shall be made promptly upon termination and within the period of time mandated by law.

3.                                       Benefits. Employee’s health insurance benefits shall cease on August 31, 2008, subject to Employee’s right to continue his health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in Equity Awards and the accrual of bonuses, vacation, and paid time off, will cease as of the Resignation Date.

4.                                       Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the payments and other consideration set forth above in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee, including but not limited to any and all benefits under the Offer Letter, the Retention Agreement, and the Severance Agreement. Employee further acknowledges and represents that he has received any leave to which he was entitled or which he requested, if any, under the California Family Rights Act and/or the Family Medical Leave Act, and that he did not sustain any workplace injury, during his employment with the Company.

5.                                       Release of Claims. Employee agrees that other than the Company’s ongoing obligations to Employee as set forth in the Indemnity Agreement, which is not affected by this Agreement, the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.                                       any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.                                      any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.                                       any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.                                      any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age

Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

e.                                       any and all claims for violation of the federal or any state constitution;

f.                                         any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.                                      any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.                                      any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to:  (1) Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company); (2) claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code section 2802 regarding indemnity for necessary expenditures or losses by employee); and (3) claims prohibited from release as set forth in California Labor Code section 206.5 (specifically “any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made”).

6.                                       Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

7.                                       California Civil Code Section 1542. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section and with the exceptions as set forth herein, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

8.                                       No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9.                                       Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees not to apply for employment with the Company.

10.                                 Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company.

11.                                 No Cooperation Adverse To Releasees. Employee further agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

12.                                 Cooperation With The Company. In the event of any litigation, threat of litigation, or investigation by any local, state or federal administrative agency, Employee agrees that he will cooperate fully and make himself reasonably available to the Company and/or its counsel in the event that the Company determines in good faith that Employee’s assistance would be helpful to the Company. If Employee is called on to provide such cooperation, the Company will reimburse Employee for reasonable out-of-pocket expenses.

13.                                 Mutual Non-Disparagement. Employee agrees to refrain from any disparaging statements about the Company or any of the other Releasees including, without limitation, the business, products, intellectual property, financial standing, future, or employment/compensation/benefit practices of the Company. The Company agrees to refrain from any disparaging statements about Employee, provided that Employee understands that the Company’s obligations under this Paragraph extend only to the Company’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or Director of the Company. Employee shall direct any inquiries by potential future employers to the Company’s Chairman of the Board.

14.                                 Breach. Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement, except as provided by law.

15.                                 No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

16.                                 Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

17.                                 Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18.                                 ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN ALAMEDA COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY

JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

19.                                 Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20.                                 No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

21.                                 Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

22.                                 Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

23.                                 Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this

Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, the Indemnity Agreement and the Equity Award Agreements.

24.                                 No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

25.                                 Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

26.                                 Effective Date. Employee has seven (7) days after he signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked (the “Effective Date”).

27.                                 Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

28.                                 Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)                                  he has read this Agreement;

(b)                                 he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)                                  he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)                                 he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Francis P. Barton, an individual

Dated: August 28, 2008	/s/ Francis P. Barton
Francis P. Barton

UTStarcom, Inc.

Dated: August 28, 2008	By	/s/ Mark Green
Mark Green
Senior Vice President, Worldwide Human Resources and Real Estate

SCHEDULE A

EQUITY AWARDS

Grant Number	Grant Date	Type of Award	Number of Shares	Exercise/ Purchase Price	Total Shares Vested
9712492	8/1/2005	Option	400,000	$8.82	300,000
C09661	8/1/2005	Restricted Stock	100,000	$0.001250	75,000
9715987	2/28/2006	Option	92,000	$6.25	92,000
06000138	11/30/2007	Restricted Stock	46,000	$0.00	46,000
06000139	11/30/2007	RSU	44,781	$0.00	11,195
06000140	11/30/2007	RSU	67,172	$0.00	33,586
06000144	11/30/2007	RSU	689,655	$0.00	689,655
06000145	11/30/2007	Restricted Stock	300,000	$0.00	172,414 127,586	*
06000146	11/30/2007	RSU	165,657	$0.00	165,657	*
06000147	11/30/2007	Restricted Stock	254,000	$0.00	254,000	*
06001140	1/31/2008	RSU	722,022	$0.00	329,601	*
06001141	1/31/2008	Restricted Stock	300,000	$0.00	0
06001142	1/31/2008	Restricted Stock	300,000	$0.00	0
06001143	1/31/2008	RSU	115,000	$0.00	0
06001148	2/29/2008	RSU	61,667	$0.00	0
06001149	2/29/2008	RSU	123,333	$0.00	0

* Includes acceleration of vesting of the Retention Incentive